Exhibit 99.1

VIRPAX PHARMACEUTICALS REPORTS 2022 THIRD QUARTER RESULTS

--Company Highlights Development Timelines for Product Candidates--

BERWYN, PA / November 9, 2022 / Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ:VRPX) a company specializing in developing non-addictive product candidates for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and viral barrier indications, today announced its financial results for the quarter ended September 30, 2022, and other recent developments.

“I believe that Virpax has made good progress this past year toward our stated goals,” commented Anthony P. Mack, Chairman and CEO of Virpax. “Our accomplishments include ongoing development of our existing product candidates, broadening our product pipeline, utilizing grants where appropriate, and assessing the potential of our product candidates for partnering with pharmaceutical companies in the animal health market. We recently separated our pipeline into Rx products that we intend to develop and commercialize in the U.S., and over-the-counter (OTC) products that we expect to license out or partner with a company that specializes in the OTC marketplace.

“From a financial perspective, we are judiciously managing our cash and expect to have sufficient funds to advance our programs for at least 12 months from the filing of our Form 10-Q for the period ended September 30, 2022, exclusive of any potential future grants, Cooperative Research and Development Agreements (CRADAs) or licensing fees we may pursue, if appropriate. We have global rights for all of our product candidates and therefore we believe there are opportunities to pursue ex-U.S. companies for potential licensing deals.

“While we recently filed an S-3 shelf registration statement with the SEC, this filing was done to ensure financial flexibility. Our focus remains on our strategy of raising non-dilutive financing to progress our clinical pipeline,” continued Mr. Mack.

“We have an enthusiastic and committed team, numerous ongoing preclinical trials, and are actively moving our product candidates forward with the possibility of starting human clinical trials sometime in 2023,” concluded Mr. Mack.

Rx Pipeline

Probudur™

Probudur is an injectable bupivacaine liposomal hydrogel for postoperative pain management which Virpax believes has improved onset and extended duration of action compared to existing treatment options. The Company engaged Charles River Laboratories to perform preclinical animal studies as part of required FDA investigational new drug (IND) enabling trials. Virpax strategically delayed the start of these trials in order to improve the formulation to potentially enhance manufacturing efficiencies, prolong duration and extend patent protection. The Company anticipates the relevant patent to be filed during the first half of 2023. Additionally, Lipocure, from whom the Company licenses the unique bupivacaine liposome hydrogel, is in the process of scaling up production of the enhanced formulation in anticipation of starting IND-enabling studies in the third quarter of 2023.

In addition, Virpax entered into a CRADA with the U.S. Army Institute of Surgery (USAISR) in April of 2022. The research project will evaluate the analgesic and physiological effects of Probudur for battlefield injury induced pain as a long-lasting local anesthetic for use in battlefield trauma and critical care.

Envelta™

Envelta is an endogenous enkephalin intranasal spray for acute and chronic pain, including pain associated with cancer. This product leverages Nanomerics’ Molecular Envelope Technology (MET) platform, which Virpax licensed, to deliver the endogenous enkephalin formulation through an intranasal delivery device enabling the enkephalin to cross the blood-brain barrier via the olfactory route while bypassing the liver. This product candidate is being funded through an in-kind CRADA with the National Institutes of Health’s (NIH) National Center for Advancing Translational Sciences (NCATS) entered into by Virpax and the NIH in August of 2020.

To date, four in vitro studies have been completed along with an in vivo acute efficacy study. Two dose range finding studies in rats and dogs have also been successfully completed with no adverse toxicologic findings. In vivo chronic efficacy studies are being planned and it is expected that they will be completed in the first quarter of 2023.

In addition to the ongoing studies, NCATS in collaboration with Virpax is working on the necessary preclinical manufacturing work and NCATS is working with its manufacturer on scaling up production of Envelta with expected completion in the second half of 2023. An IND filing of Envelta is currently anticipated for the first quarter of 2024.

VRP324

Virpax has acquired the exclusive worldwide rights from Nanomerics to use Nanomerics’ MET platform for the nasal delivery of cannabidiol (CBD) for the management of epilepsy in children (a rare pediatric disease) and adults. As part of this agreement, Nanomerics is developing an investigational formulation delivered via the nasal route to enhance CBD transport to the brain which could potentially eliminate any drug interaction issues and bypass the digestive system, possibly eliminating many of the side effects associated with the product currently in use on the market. Nanomerics demonstrated the ability of its platform technology to deliver CBD directly to the brain in an animal model.

Virpax prepared and submitted the pre-IND briefing documents to the FDA in October 2022 and expects to receive a response in December 2022.

OTC Pipeline

Epoladerm™

Epoladerm is a diclofenac topical spray film that is being developed as an OTC product candidate for pain associated with osteoarthritis of the knee. In December of 2021, the Company executed a clinical trial agreement with Altasciences Company, Inc. to conduct a study in Canada. We have experienced delays in initiating enrollment for this clinical study that were initially due to a delay in procuring the active pharmaceutical ingredient necessary for the drug product candidate and delays related to supply chain disruptions. Additionally, we recently discovered a degradant issue after an extensive review of the formulation.

MedPharm, from whom the Company licenses the product, is working on a revised formulation. This work is expected to be completed in the first quarter of 2023. Assuming a successful reformulation, MedPharm will begin manufacturing batches of the product candidate that Virpax expects to use in their First-in-Human study now anticipated to begin towards the end of 2023.

AnQlar™

AnQlar (formerly MMS019) is a high-density intranasal molecular masking spray in development as an OTC Intranasal Medical Device product for protection against respiratory infections, such as SARS-CoV-2 and influenza. Virpax anticipates that AnQlar will be used as an adjuvant to barrier-based personal protective equipment. While Virpax has successfully completed a number of required pre-clinical studies for its OTC medical device application, the Company anticipates that it will have to complete stability testing, human factor testing for medical devices, safety studies and supplementary in-vitro studies.

We may seek to out-license or partner both Epoladerm and AnQlar as we continue to focus our efforts on our prescription drug pipeline.

FINANCIAL RESULTS

Three Months Ended September 30, 2022

Operating Expenses

General and administrative expenses were approximately $4.9 million for the third quarter of 2022, an increase of about $3.4 million from the prior year’s third quarter. The increase was due to legal expenses and an accrual of an estimated litigation liability, compensation expense, insurance costs and board of director fees.

Research and development expenses were approximately $2.8 million in the quarter compared to approximately $1.7 million from the prior year’s third quarter. The increase in research and development expenses was primarily attributable to an increase in preclinical activities for AnQlar, offset by a decrease in preclinical work related to Probudur, a decrease in preclinical and regulatory activities related to Epoladerm, a decrease in VRP324 mainly due to a milestone payment paid to Nanomerics in the prior period and a slight decrease in regulatory activities related to Envelta.

The operating loss for the third quarter of 2022 was approximately $7.7 million, as compared to $3.2 million for the same period a year ago.

Nine Months Ended September 30, 2022

Operating Expenses

General and administrative expenses were approximately $9.3 million for the nine months ended September 30, 2022, an increase of about $4.5 million as compared to the nine months ended September 30, 2021. The increase in general and administrative costs was the result of an increase in litigation defense efforts due to legal fees and the accrual of an estimated litigation liability, an increase in salaries and wages and employee benefits, an increase in insurance costs for directors’ and officers’ insurance, an increase in non-executive board compensation, and an increase in grant writing and grant consulting fees. This was slightly offset by a decrease in stock-based compensation.

Research and development expenses increased by approximately $6.3 million to $9.4 million for the nine months ended September 30, 2022, from $3.1 million for the nine months ended September 30, 2021. The increase was primarily attributable to an increase in milestone payments related to AnQlar, an increase in preclinical activity related to AnQlar’s ongoing IND enabling studies and regulatory consulting, increases in preclinical and regulatory activity related to Epoladerm, an increase in preclinical work for Probudur related to ongoing formula optimization, an increase in VRP324 due to a milestone payment, and a slight increase in regulatory activities related to Envelta.

Cash Flows

Operating Activities

Cash used in operations was approximately $16.3 million for the nine months ended September 30, 2022, compared to approximately $9.6 million for the nine months ended September 30, 2021. The increase in cash used in operations was primarily the result of the increase in net loss, prepaid expenses and current assets offset by an increase in accounts payable and accrued expenses.

Financing Activities

Cash provided by financing activities was approximately $51.3 million during the nine months ended September 30, 2021, attributable primarily due to net proceeds received from our initial public offering in February 2021 and an underwritten public offering in September 2021, after deducting all underwriting discounts and offering expenses. This was slightly offset by repayment in full of an outstanding promissory note of approximately $0.5 million in February 2021. No financing activities took place during the nine months ended September 30, 2022.

At September 30, 2022, the Company had cash of approximately $20.6 million.

About Virpax Pharmaceuticals

Virpax is developing branded product candidates for non-addictive pain management and neurological disorders using its proprietary technologies that optimize and target drug delivery. Virpax is initially seeking FDA approval of its three different patented drug delivery platforms. Epoladerm™ is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis of the knee. Probudur™ is a single injection long-acting liposomal bupivacaine formulation being developed to manage post-operative pain. Envelta™ is an intranasal Molecular Envelope Technology (MET) enkephalin formulation being developed for the management of acute and chronic pain, including pain associated with cancer, as well as post-traumatic stress disorder (PTSD) under the name PES200. MET technology is also used in AnQlar™, a candidate to inhibit viral replication caused by influenza or SARS-CoV-2. Virpax acquired global rights to VRP324, a product candidate for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of epilepsy in children (a rare pediatric disease) and adults. For more information, please visit www.virpaxpharma.com.

Forward-Looking Statement

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s planned clinical trials, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms.

These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, our ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; our ability to find, and enter into transaction(s) with, suitable counterparties with whom to partner or license our product candidates, if we choose to do so; the uncertainties inherent in clinical testing and accruing patients for clinical trials; our ability to manage and successfully complete multiple clinical trials and the research and development efforts for our multiple product candidates at varying stages of development; the effects of the outbreak of COVID-19 on our business and results of operations; the availability, cost, delivery and quality of clinical materials supplied by contract manufacturers, who may be our sole source of supply; the timing, cost and uncertainty of obtaining regulatory approvals; the failure of the market for the Company’s programs to continue to develop; our ability to protect the Company’s intellectual property; the loss of any executive officers or key personnel or consultants; competition; changes in the regulatory landscape or the imposition of regulations that may affect the Company’s product candidates; our ability to continue to obtain capital to meet our long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete the clinical trials that we have initiated or plan to initiate; and other factors listed under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

--tables to follow--

VIRPAX Pharmaceuticals, Inc.

CONDENSED BALANCE SHEETS

	September 30, 2022	December 31, 2021*
	(Unaudited)
ASSETS
Current assets
Cash	$20,562,611	$36,841,992
Prepaid expenses and other current assets	3,073,150	2,730,444
Total current assets	23,635,761	39,572,436

Total assets	$23,635,761	$39,572,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$4,207,865	$2,087,691
Total current liabilities	4,207,865	2,087,691
Total liabilities	4,207,865	2,087,691

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $0.00001, 10,000,000 designated shares authorized, no shares issued and outstanding	—	—
Common stock, $0.00001 par value; 100,000,000 shares authorized, 11,714,434 shares issued and outstanding as of September 30, 2022; 11,714,885 shares issued and outstanding as of December 31, 2021	117	117
Additional paid-in capital	60,795,293	60,188,535
Accumulated deficit	(41,367,514)	(22,703,907)
Total stockholders’ equity	19,427,896	37,484,745
Total liabilities and stockholders’ equity	$23,635,761	$39,572,436

*	Derived from audited financial statements

VIRPAX PHARMACEUTICALS, INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended September 30, 2022	For the Three Months Ended September 30, 2021	For the Nine Months Ended September 30, 2022	For the Nine Months Ended September 30, 2021
OPERATING EXPENSES
General and administrative	$4,910,039	$1,551,570	$9,338,070	$4,814,114
Research and development	2,805,103	1,698,204	9,404,980	3,089,769
Total operating expenses	7,715,142	3,249,774	18,743,050	7,903,883
Loss from operations	(7,715,142)	(3,249,774)	(18,743,050)	(7,903,883)

OTHER (EXPENSE) INCOME
Interest expense	-	(28,892)	-	(93,640)
Other income, net	73,252	62,922	79,443	59,089
Loss before tax provision	(7,641,890)	(3,215,744)	(18,663,607)	(7,938,434)
Benefit from income taxes	—	—	—	—
Net loss	$(7,641,890)	$(3,215,744)	$(18,663,607)	$(7,938,434)

Basic and diluted net loss per share	$(0.65)	$(0.53)	$(1.59)	$(1.59)
Basic and diluted weighted average common stock outstanding	11,713,379	6,011,796	11,711,624	4,979,553

VIRPAX Pharmaceuticals, Inc.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30, 2022	For the Nine Months Ended September 30, 2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(18,663,607)	$(7,938,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Forgiveness of PPP Loan	—	(61,816)
Stock-based compensation	606,758	833,084
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(342,706)	(999,685)
Accounts payable and accrued expenses	2,120,174	(1,453,418)
Net cash used in operating activities	(16,279,381)	(9,620,269)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of notes payable	—	(503,764)
Proceeds from related party notes payable	—	100,000
Repayment of related party notes payable	—	(1,100,000)
Offering costs related to secondary offering	—	(3,020,535)
Proceeds from secondary offering of common stock	—	40,020,000
Offering costs related to initial public offering	—	(2,216,793)
Proceeds from initial public offering of common stock	—	18,000,000
Net cash provided by financing activities	—	51,278,908

Net change in cash	(16,279,381)	41,658,639
Cash, beginning of period	36,841,992	54,796
Cash, end of period	$20,562,611	$41,713,435

Supplemental disclosure of cash and non-cash financing activities
Cash paid for interest	$—	$363,640
Cash paid for taxes	$—	$—

Contact:

Christopher M. Chipman, CPA

Chief Financial Officer

cchipman@virpaxpharma.com

610-727-4597

Or

Investor Relations:

Betsy Brod

Affinity Growth Advisors

betsy.brod@affnitygrowth.com

212-661-2231